Exhibit 21.1

Subsidiary	Country of Incorporation	Ownership Percentage
EURL Tosyali Harsco Algeria	Algeria	100%
Harsco Metals Argentina S.A.	Argentina	100%
Harsco (Australia) Pty. Limited	Australia	100%
Harsco Metals Australia Holding Investment Company Pty Ltd	Australia	100%
Harsco Metals Australia Pty Ltd	Australia	100%
Harsco Rail Pty. Ltd.	Australia	100%
AluServ Middle East W.L.L.	Bahrain	100%
Harsco Bahrain W.L.L.	Bahrain	100%
Harsco Belgium SRL	Belgium	100%
Harsco Brazil Investments SRL	Belgium	100%
Harsco Chile Investments SRL	Belgium	100%
Harsco Rail Emirates Maatschap/Societe de Droit Commun	Belgium	100%
Harsco Metals Limitada	Brazil	100%
Harsco Minerais Ltda.	Brazil	100%
Harsco Rail Ltda.	Brazil	100%
Harsco Canada Corporation	Canada	100%
Harsco Canada General Partner Limited	Canada	100%
Harsco Canada Limited Partnership	Canada	100%
Harsco Nova Scotia Holding Corporation	Canada	100%
Harsco Metals Chile S.A.	Chile	100%
Harsco APAC Rail Machinery Trading (Beijing) Company Limited	China	100%
Harsco Technology China Co., Ltd	China	100%
Harsco Technology China Co., Ltd - Shanghai Branch	China	100%
Harsco Metals CZ Sro	Czech Rep	100%
Harsco Metals Egypt LLC	Egypt	100%
MultiServ OY	Finland	100%
Harsco France SAS	France	100%
Harsco Metals and Minerals France SAS	France	100%
Harsco Metals Germany GMBH	Germany	100%
Harsco Minerals Deutschland GmbH	Germany	100%
Harsco Rail Europe GmbH	Germany	100%
Harsco Metals Guatemala, S.A.	Guatemala	100%
Harsco China Holding Company Limited	Hong Kong	100%
Harsco Infrastructure Hong Kong Limited	Hong Kong	100%
Enviri India Services Private Limited	India	100%
Harsco Track Machines and Services Private Limited	India	100%
Harsco India Private Limited	India	100%
Harsco Environmental Srl	Italy	100%
Ballagio S.a.r.l	Luxembourg	100%
Harsco International Finance S.A.R.L.	Luxembourg	100%
Harsco Luxembourg S.a.r.l	Luxembourg	100%
Harsco Metals Investment SARL	Luxembourg	100%
Harsco Metals Luxembourg SA	Luxembourg	100%
Harsco Metals Luxequip SA	Luxembourg	100%
Harsco Rail Holding S.A.R.L.	Luxembourg	100%
Harsco Rail Malaysia Sdn Bhd	Malaysia	100%
Harsco Metals de Mexico S.A. de C.V.	Mexico	100%
GasServ (Netherlands) VII BV	Netherlands	100%
Harsco (Mexico) Holdings BV	Netherlands	100%
Harsco Europa BV	Netherlands	100%
Harsco International BV	Netherlands	100%
Harsco Investments Europe BV	Netherlands	100%
Harsco Metals Holland B.V.	Netherlands	100%
Harsco Metals Transport B.V.	Netherlands	100%
Harsco Minerals Europe BV	Netherlands	100%
Harsco Nederland Slag BV	Netherlands	100%
Heckett MultiServ China BV	Netherlands	100%
Heckett MultiServ Far East BV	Netherlands	100%
MultiServ Finance BV	Netherlands	100%

Subsidiary	Country of Incorporation	Ownership Percentage
MultiServ International BV	Netherlands	100%
Slag Reductie Nederland BV	Netherlands	100%
Harsco Metals Norway AS	Norway	100%
Harsco Minerals Arabia LLC (FZC)	Oman	100%
Harsco Steel Mill Trading Arabia LLC	Oman	100%
Harsco Metals Peru S.A.	Peru	100%
Harsco Metals Polska SP z o.o.	Poland	100%
Harsco Metals CTS Prestacao de Servicos Tecnicos e Aluguer de Equipamentos Unipessoal, LDA	Portugal	100%
Ballagio Arabia Ltd.	Saudi Arabia	100%
Heckett MultiServ Saudi Arabia Co., Ltd.	Saudi Arabia	100%
Harsco Metals D.O.O. Smederevo	Serbia	100%
Harsco Metals Slovensko SRO	Slovak Republic	100%
Harsco Infrastructure South Africa (Pty.) Ltd.	South Africa	100%
Harsco Metals RSA (Proprietary) Limited	South Africa	100%
Harsco Metals South Africa (Pty.) Ltd.	South Africa	100%
Harsco Metals SRH Mill Services (Pty) Limited	South Africa	100%
Harsco Metals SteelServ (Proprietary) Limited	South Africa	100%
Heckett MultiServ (FS) (Pty) Ltd	South Africa	100%
Multiserv Technologies (South Africa) (Pty.) Ltd.	South Africa	100%
Harsco Metals Gesmafesa SA	Spain	100%
Harsco Metals Lycrete SAU	Spain	100%
Harsco Metals Reclamet SA	Spain	100%
Harsco Metals Sweden AB	Sweden	100%
MultiServ (Sweden) AB	Sweden	100%
Harsco Rail Switzerland GmbH	Switzerland	100%
Harsco Metals Turkey Celik Limited Sirketi	Turkey	100%
Harsco Metals Middle East FZE	U.A.E.	100%
Altek Europe Holdings Limited	U.K.	100%
Altek Europe Limited	U.K.	100%
Altek Melting Solutions Limited	U.K.	100%
Faber Prest Limited	U.K.	100%
Harsco (UK) Group Limited	U.K.	100%
Harsco (UK) Ltd.	U.K.	100%
Harsco Infrastructure Group Ltd.	U.K.	100%
Harsco Infrastructure Services Ltd.	U.K.	100%
Harsco Investment Limited	U.K.	100%
Harsco Metals 385 Ltd	U.K.	100%
Harsco Metals Group Limited	U.K.	100%
Harsco Metals Holdings Limited	U.K.	100%
Harsco Rail Limited	U.K.	100%
SGB Holdings Limited	U.K.	100%
Scaffolding (Great Britain) Limited	U.K.	100%
SGB Investments Ltd.	U.K.	100%
Short Bros. (Plant) Limited	U.K.	100%
Altek, LLC	U.S.A.	100%
Enviri II Corporation	U.S.A.	100%
Enviri LLC	U.S.A.	100%
Harsco Defense Holding LLC	U.S.A.	100%
Harsco Financial Holdings, LLC	U.S.A.	100%
Harsco Holdings, Inc.	U.S.A.	100%
Harsco Infrastructure Holdings Inc.	U.S.A.	100%
Harsco Metals Holding LLC	U.S.A.	100%
Harsco Metals Intermetal LLC	U.S.A.	100%
Harsco Metals Operations LLC	U.S.A.	100%
Harsco Metals SRI LLC	U.S.A.	100%
Harsco Metals VB LLC	U.S.A.	100%
Harsco Metro Rail LLC	U.S.A.	100%
Harsco Metro Rail Holdings, LLC	U.S.A.	100%

Subsidiary	Country of Incorporation	Ownership Percentage
Harsco Minerals Technologies LLC	U.S.A.	100%
Harsco Minnesota Finance, Inc.	U.S.A.	100%
Harsco Minnesota LLC	U.S.A.	100%
Harsco Rail LLC	U.S.A.	100%
Harsco Receivables, LLC	U.S.A.	100%
Harsco Technologies LLC	U.S.A.	100%
Protran Technology LLC	U.S.A.	100%
Heckett MultiServ MV & MS, CA	Venezuela	100%
Harsco Metals Ilanga Pty Ltd	South Africa	74%
Harsco Metals (Ningbo) Pty. Ltd	China	70%
Harsco Metals Zhejiang Co. Ltd	China	70%
Harsco Metals Zhejiang Co., Ltd - Beliun Branch	China	70%
Harsco (Tangshan) Metallurgical Materials Technology Co., Ltd	China	65%
Harsco (Tangshan) Metallurgical Materials Technology Co., Ltd - GuYe Branch	China	65%
Harsco (Tangshan) Metallurgical Materials Technology Co., Ltd - Leting Branch	China	65%
Shanxi TISCO-Harsco Technology Co.. Ltd.	China	60%
Czech Slag Nova Hut S.r.o	Czech Republic	65%
Ilserv SRL	Italy	65%
Harsco Sun Demiryolu Ekipmanlari Uretim Ve Ticaret Limited Sirketi	Turkey	51%
Tosyali Harsco Geri Kazanim Teknolojileri Anonim Sirketi	Turkey	50%
P.T. Purna Baja Harsco	Indonesia	25.6%
Carbicrete, Inc.	Canada	20.69%
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